                                                                                                                                                UNITED STATES
                                                                                     SECURITIES AND EXCHANGE COMMISSION
                                                                    Washington, D.C.  20549

                                                                ______________

                                                               FORM 8-A

                                                                                                     FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                                                                PURSUANT TO SECTION 12(b) OR (g)
                                                                                       OF THE SECURITIES EXCHANGE ACT OF 1934
                                                                                                                                                ______________

                                                              THE BOMBAY COMPANY, INC.
                                                                                  (Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	75-1475223 (I.R.S. employer identification number)

550 Bailey Avenue Fort Worth, Texas (Address of principal executive offices)	76107 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [  ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act Registration Statement File Number to which this Form Relates:Not applicable.

                                                                                           Securities to be registered pursuant to Section 12(b) of the Act:

None.
(Title of Class)

                                                                                          Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $1.00 per share.
Preferred Stock Purchase Rights.
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of Registrant's Securities to be Registered.

The classes of securities to be registered hereby are (1) Common Stock, par value $1.00 per share (“Common Stock”) and (2) Preferred Stock Purchase Rights of The Bombay Company, Inc. (the “Registrant”), both of which had been previously registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

A description of the Common Stock is set forth under Item 1 of the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 17, 1993, as amended, and a description of the Preferred Stock Purchase Rights is set forth under Item 1 of the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 12, 1995, as amended on May 27, 2005, which descriptions are incorporated in this Item 1 by reference.

Item 2.                      Exhibits.

Exhibit No.	Description
3(a)	Restated Certificate of Incorporation dated January 1, 1993 and Certificate of Amendment of the Restated Certificate of Incorporation dated March 31, 1993 (1)

3(b)	Bylaws, as amended and restated effective May 21, 1997 (1)

4(a)
Rights Agreement, dated as of June 1, 1995, between The Bombay Company, Inc. and the First National Bank of Boston, as Rights Agent.  The Rights Agreement includes as Exhibit A the form of Certificate of Designation of Series A Junior Participating Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Shares of Preferred Stock (1)

4(b)	Amendment to Rights Agreement, dated as of February 22, 2002, among The Bombay Company, Inc., Fleet Bank, N.A. f/k/a/ BankBoston, N.A. and EquiServe Trust Company, N.A. (2)

4(c)	Amendment No. 2 to Rights Agreement dated May 26, 2005 between The Bombay Company, Inc. and EquiServe Trust Company, N.A. (3)

4(d)	Specimen Common Stock Certificate (4)

-------------------------

(1)	Filed with the Securities and Exchange Commission as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended January 29, 2005. Such Exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended February 1, 2003. Such Exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission as an Exhibit to the Company’s Report on Form 8-K filed May 27, 2005. Such Exhibit is incorporated herein by reference.

(4)	Filed with the Securities and Exchange Commission as an Exhibit to the Company’s Registration Statement on Form 8-A filed May 17, 1993. Such Exhibit is incorporated herein by reference.

                                                                                                                                 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            THE BOMBAY COMPANY, INC.

                                           By:  /s/ MICHAEL J. VEITENHEIMER
                                          Michael J. Veitenheimer
                                          Senior Vice President, Secretary and
                                          General Counsel

Date:     July 26, 2007

                                                                                                                            EXHIBIT INDEX

Exhibit No.	Description
3(a)	Restated Certificate of Incorporation dated January 1, 1993 and Certificate of Amendment of the Restated Certificate of Incorporation dated March 31, 1993 (1)

3(b)	Bylaws, as amended and restated effective May 21, 1997 (1)

4(a)
Rights Agreement, dated as of June 1, 1995, between The Bombay Company, Inc. and the First National Bank of Boston, as Rights Agent.  The Rights Agreement includes as Exhibit A the form of Certificate of Designation of Series A Junior Participating Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Shares of Preferred Stock (1)

4(b)	Amendment to Rights Agreement, dated as of February 22, 2002, among The Bombay Company, Inc., Fleet Bank, N.A. f/k/a/ BankBoston, N.A. and EquiServe Trust Company, N.A. (2)

4(c)	Amendment No. 2 to Rights Agreement dated May 26, 2005 between The Bombay Company, Inc. and EquiServe Trust Company, N.A. (3)

4(d)	Specimen Common Stock Certificate (4)

-------------------------

(1)	Filed with the Securities and Exchange Commission as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended January 29, 2005. Such Exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended February 1, 2003. Such Exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission as an Exhibit to the Company’s Report on Form 8-K filed May 27, 2005. Such Exhibit is incorporated herein by reference.

(4)	Filed with the Securities and Exchange Commission as an Exhibit to the Company’s Registration Statement on Form 8-A filed May 17, 1993. Such Exhibit is incorporated herein by reference.